INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.
(f/k/a M III ACQUISITION CORP.)
AMENDED AND RESTATED
INVESTOR RIGHTS AGREEMENT

DATED AS OF
May 20, 2019

INVESTOR RIGHTS AGREEMENT
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this “Agreement”), dated as of May 20, 2019 (i) by and between Infrastructure and Energy Alternatives, Inc. (f/k/a M III Acquisition Corp.), a Delaware corporation (the “Company”), M III Sponsor I LLC, a Delaware limited liability company (“Sponsor”), and any other Sponsor Affiliated Transferees hereunder who become party hereto in accordance with this Agreement and (ii) by and among the Company and Infrastructure and Energy Alternatives, LLC, a Delaware limited liability company (“Seller”), any other Seller Affiliated Transferees hereunder who become party hereto in accordance with this Agreement (collectively the “Selling Stockholders”) and Oaktree Power Opportunities Fund III Delaware, L.P., a Delaware limited partnership, in its capacity as the representative of the Selling Stockholders (the “GFI Representative”), amends and restates the Investor Rights Agreement, dated as of March 26, 2018 (the “Initial Closing Date”), (i) by and between the Company and the Sponsor and (ii) by and among the Company and the Selling Stockholders and the GFI Representative.
WHEREAS, the Company and certain of its Affiliates (as defined herein) consummated the Mergers (as defined in the Merger Agreement) and the other transactions (collectively, the “Transactions”) contemplated by the Agreement and Plan of Merger, by and among IEA Energy Services LLC, the Company, Wind Merger Sub I, Inc., Wind Merger Sub II, LLC, the Seller, the GFI Representative, as the representative of the Seller, and the Sponsor and M III Sponsor I LP (“M III LP”), solely for purposes of Section 10.3 thereof and, to the extent related thereto, Article 12 thereof (as amended, restated, modified or supplemented from time to time, the “Merger Agreement”);
WHEREAS, after such Transactions, Seller owns shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and the Company’s Series A preferred stock, par value $0.0001 per share (the “Series A Preferred Stock”);

WHEREAS, after such Transactions, the Sponsor continues to own shares of the Company’s Common Stock and certain warrants to purchase shares of the Company’s Common Stock (the “Sponsor Warrants”);

WHEREAS, the Company, the Selling Stockholders and the GFI Representative desired, in connection with the Transactions, to provide the GFI Representative on behalf of the Selling Stockholders with certain governance rights and director nomination rights;

WHEREAS, the Selling Stockholders desired, in connection with the Transactions, to grant a proxy to the GFI Representative;

WHEREAS, the Company and the Sponsor desired, in connection with the Transactions, to provide Sponsor with certain governance rights and director nomination rights;

WHEREAS, on the date hereof, the Commitment Parties (as defined herein) are purchasing shares of Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock,” and together with the Series A Preferred Stock, “Preferred Stock”), together with warrants to purchase shares of the Company’s Common Stock (the “Series B Warrants”) pursuant to that certain Equity Commitment Agreement (the “Equity Commitment Agreement”, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof), dated as of May 14, 2019, between the Company, each Commitment Party set forth therein (the “Commitment Parties”) and, (solely for purposes of Section 5.7, 5.8, 6.3 and 9.14 in the Equity Commitment Agreement), the GFI Representative;

WHEREAS, pursuant to the terms of the Series B Certificate of Designations, the holders of the Series B Preferred Stock shall have the right to designate and appoint one member of the Board of Directors subject to, and accordance with, the terms set forth in the Series B Certificate of Designations (the “Series B Designee”);

WHEREAS, as of the date hereof, (a) the Board of Directors has increased the size of the Board of Directors to nine directors and (b) the Series B Designee has the right to appoint the Series B Designee as a Class I Director to fill such board seat pursuant to the terms of the Series B Certificate of Designations; and

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

Section 1.1Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided, any portfolio company of Oaktree Capital Management, L.P. or its Affiliates, that is not a portfolio company of the GFI Representative (or any parallel or successor funds) shall be deemed not to be an “Affiliate” of the GFI Representative to the extent neither the GFI Representative nor any of its portfolio companies nor any officer, director, general partner or managing member of any of the foregoing has any material economic interest in, or exercises any control with respect to, any such portfolio company. For the purposes of this definition, “control” (including the terms “controlling” and “controlled”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of such subject Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.
“Affiliate Transaction” shall have the meaning assigned to such term in Section 3.1(a).
“Agreement” shall have the meaning assigned to such term in the Preamble.
“Annual Meeting” shall have the meaning assigned to such term in Section 9.16.
“beneficial ownership” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “beneficially own” and “beneficial owner” shall have correlative meanings. With respect to the Selling Stockholders, beneficial ownership of Common Stock shall exclude any shares of Common Stock issuable upon conversion of the Series A Preferred Stock beneficially owned by the Selling Stockholders, regardless of whether the Series A Preferred Stock is convertible within 60 days of the date of calculation. For the avoidance of doubt, with respect to the Sponsor and any Sponsor Affiliated Transferee, beneficial ownership shall include any Earnout Shares, regardless of whether vested or unvested.
“Board of Directors” means the board of directors of the Company.
“By-Laws” means the by-laws of the Company, as they may be amended, restated or otherwise modified from time to time.
“Certificate of Incorporation” means the certificate of incorporation of the Company, as it may be amended, restated or otherwise modified from time to time.
“Claim” shall have the meaning assigned to such term in Section 6.1.
“Commitment Parties” shall have the meaning assigned to such term in the Recitals.
“Common Stock” shall have the meaning assigned to such term in the Recitals.
“Company” shall have the meaning assigned to such term in the Preamble.
“Covered Person” shall have the meaning assigned to such term in Section 6.1.
“Designees” shall have the meaning assigned to such term in Section 5.2(c).
“Equity Commitment Agreement” shall have the meaning assigned to such term in the Recitals.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor law or statute, in each case together with the rules and regulations promulgated thereunder.
“GFI Designee” shall have the meaning assigned to such term in Section 5.2(a).
“GFI Representative” shall have the meaning assigned to such term in the Preamble.
“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.
“Initial Designees” shall mean each of the Sponsor Designees and GFI Designees (or any successor thereto or replacement thereof selected hereunder), who was designated as such in connection with the closing of the Transactions or thereafter.
“Independent Designee” shall have the meaning assigned to such term in Section 5.2(c).
“Initial Closing Date” shall have the meaning assigned to such term in the Preamble.
“Management Lock-Up Period” shall have the meaning assigned to such term in Section 4.3(a).
“Other Indemnitors” shall have the meaning assigned to such term in Section 6.6.
“Person” means any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, governmental authority, trust or other entity.
“Preferred Stock” shall have the meaning assigned to such term in the Recitals.
“Sale Transaction” means any (i) direct or indirect acquisition (whether by a purchase, sale, transfer, exchange, issuance, merger, consolidation or other business combination) of shares of capital stock or other securities, in a single transaction or series of related transactions, representing more than fifty percent (50%) of the equity or voting interests of the Company (in each case, including by means of a spin-off, split-off or public offering), (ii) merger, consolidation or other business combination directly or indirectly involving the Company or any of its Subsidiaries representing assets or businesses that constitute or represent more than fifty percent (50%) of the consolidated revenue, consolidated operating income or consolidated assets of the Company and its Subsidiaries, taken as a whole, (iii) reorganization, recapitalization, liquidation or dissolution directly or indirectly involving the Company or any of its Subsidiaries representing more than (50%) of the consolidated revenue, consolidated operating income or consolidated assets of the Company and its Subsidiaries, taken as a whole, in each case which results in any one Person (other than Affiliates of Oaktree Capital Management, L.P.), or more than one Person that are Affiliates or that are acting as a group (as such term is defined in Section 13(d)(3) of the Exchange Act) (excluding Oaktree Capital Management, L.P. and its Affiliates), acquiring direct or indirect ownership of equity securities of the Company or any of its Subsidiaries which, together with the equity securities held by such Person, such Person and its Affiliates or such group, constitutes more than 50% of the total direct or indirect voting power or economic rights of the equity securities of the Company and its Subsidiaries, taken as a whole, (iv) direct or indirect sale, lease, license, exchange, mortgage, transfer or other disposition, in a single transaction or series of related transactions, of assets or businesses that constitute or represent more than fifty percent (50%) of the consolidated revenue, consolidated operating income or consolidated assets of the Company and its Subsidiaries, taken as a whole, or (v) other transaction having a similar effect to those described in clauses (i) through (iv).
“SEC” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.
“SEC Guidance” means (a) any publicly available written or oral interpretations, questions and answers, guidance and forms of the SEC, (b) any oral or written comments, requirements or requests of the SEC or its staff, (c) the Securities Act and the Exchange Act and (d) any other rules, bulletins, releases, manuals and regulations of the SEC.
“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Seller” shall have the meaning assigned to such term in the Preamble.
“Seller Affiliated Transferee” means, with respect to any Selling Stockholder, (i) the GFI Representative, (ii) any Affiliate of the GFI Representative and (iii) any executive officer, director or member of the Seller as of immediately prior to the Initial Closing Date (or any Affiliate or family member thereof or any trust formed for the benefit of any of the foregoing persons) to whom any Selling Stockholder or any of the forgoing persons Transfers Common Stock, in each case other than the Company.
“Seller Higher Condition” means that the GFI Representative, together with the Seller Affiliated Transferees, directly or indirectly, beneficially owns at least fifty percent (50%) of the Common Stock beneficially owned by the Seller as of the Initial Closing Date, as adjusted for any stock split, stock dividend, reverse stock split, recapitalization, business combination, reclassification or similar event, in each case with such adjustment being determined in good faith by the Board of Directors.
“Seller Minimum Condition” means that the GFI Representative, together with the Seller Affiliated Transferees, directly or indirectly, beneficially owns at least twenty-five percent (25%) of the Common Stock beneficially owned by the Seller as of the Initial Closing Date, as adjusted for any stock split, stock dividend, reverse stock split, recapitalization, business combination, reclassification or similar event, in each case with such adjustment being determined in good faith by the Board of Directors.
“Selling Stockholders” means Seller together with any Seller Affiliated Transferees to whom Seller or any Seller Affiliated Transferee has Transferred Common Stock in accordance with the terms hereof.
“Series B Certificate of Designations” means that certain Certificate of Designations of Series B Preferred Stock of the Company, which sets forth the rights and obligations of the holders of Series B Preferred Stock, and which will be filed with the Secretary of State of the State of Delaware on or about the date hereof.
“Series B Designee” shall have the meaning assigned to such term in the Preamble.
“Series B Preferred Stock” shall have the meaning assigned to such term in the Recitals.
“Series B Warrants” shall have the meaning assigned to such term in the Recitals.
“Sponsor Affiliated Transferee” means Mohsin Y. Meghji and any of his Affiliates or family members or any trust formed for the benefit of any of the foregoing persons to whom the Sponsor Transfers Common Stock or Sponsor Warrants, in each case other than the Company.
“Sponsor Designee” shall have the meaning assigned to such term in Section 5.2(b).
“Sponsor Higher Condition” means that Mohsin Y. Meghji, M III LP (so long as such entity is controlled by the entity listed on Schedule A-1), Sponsor, and the persons listed on Schedule A-2, together with the Sponsor Affiliated Transferees, directly or indirectly, beneficially own at least fifty percent (50%) of the Common Stock (including Earnout Shares) beneficially owned by Mohsin Y. Meghji, M III LP (so long as such entity is controlled by the entity listed on Schedule A-1), the Sponsor and their respective Affiliates (other than Osbert Hood and Philip Marber) as of the Initial Closing Date after giving effect to any forfeiture of shares of Common Stock to the Company on the Initial Closing Date (prior to distribution of any shares of Common Stock by the Sponsor or M III LP to their respective members or partners, including the persons listed on Schedule A-2), as adjusted for any stock split, stock dividend, reverse stock split, recapitalization, business combination, reclassification or similar event, in each case with such adjustment being determined in good faith by the Board of Directors.
“Sponsor Minimum Condition” means that Mohsin Y. Meghji, M III LP (so long as such entity is controlled by the entity listed on Schedule A-1), Sponsor, and the persons listed on Schedule A-2, together with the Sponsor Affiliated Transferees, directly or indirectly, beneficially own at least twenty-five percent (25%) of the Common Stock (including Earnout Shares) held by the Mohsin Y. Meghji, M III LP (so long as such entity is controlled by the entity listed on Schedule A-1), the Sponsor, and their respective Affiliates (other than Osbert Hood and Philip Marber) as of the Initial Closing Date after giving effect to any forfeiture of shares of Common Stock to the Company on the date hereof (prior to distribution of any shares of Common Stock by the Sponsor or M III LP to their respective members or partners, including the persons listed on Schedule A-2), as adjusted for any stock split, stock dividend, reverse stock split, recapitalization, business combination, reclassification or similar event, in each case with such adjustment being determined in good faith by the Board of Directors.
“Sponsor” shall have the meaning assigned to such term in the Preamble.
“Sponsor Warrants” shall have the meaning assigned to such term in the Recitals.

“Stockholder Rule 5635 Approvals” shall mean both (a) the Stockholder Rule 5635 Approval as defined in in the Equity Commitment Agreement and (b) the Stockholder Rule 5635 Approval as defined in the Amended and Restated Certificate of Designations of Series A Preferred Stock, which will be filed with the Secretary of State of the State of Delaware on or about the date hereof.
“Stockholders” shall mean any of the following persons: so long as any of them beneficially owns any Common Stock, the Selling Stockholders, the Seller Affiliated Transferees, the Sponsor and the Sponsor Affiliated Transferees.
“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.
“Transactions” shall have the meaning assigned to such term in the Recitals.
“Transfer” means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law. The terms “Transferred” and “Transferring” have correlative meanings.
“Voting Securities” means the Common Stock and any other securities of the Company or any Subsidiary of the Company which would entitle the holders thereof to vote with the holders of Common Stock in the election of directors of the Company. Interpretation. In this Agreement and in the exhibits hereto, except to the extent that the context otherwise requires:
(a)the headings are for convenience of reference only and shall not affect the interpretation of this Agreement;
(b)defined terms include the plural as well as the singular and vice versa;
(c)words importing gender include all genders;
(d)a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been or may from time to time be amended, extended, re-enacted or consolidated and to all statutory instruments or orders made thereunder;
(e)any reference to a “day” shall mean the whole of such day, being the period of 24 hours running from midnight to midnight;
(f)references to Articles, Sections, subsections, clauses and Exhibits are references to Articles, Sections, subsections, clauses and Exhibits of and to, this Agreement;
(g)the words “including” and “include” and other words of similar import shall be deemed to be followed by the phrase “without limitation”; and
(h)unless otherwise specified, references to any party to this Agreement or any other document or agreement shall include its successors and permitted assigns.

ARTICLE II

GFI REPRESENTATIVE

Section 2.1GFI Representative. The GFI Representative and each of the Selling Stockholders agree as follows:

(a)By virtue of the adoption of this Agreement, each Selling Stockholder hereby authorizes, directs and appoints the GFI Representative to act as its sole and exclusive agent, attorney-in-fact and representative, and grants a proxy to the GFI Representative over such Selling Stockholder’s Voting Securities, and hereby constitutes and appoints the GFI Representative as the proxy holder thereof, with full power of substitution with respect to all matters under this Agreement, including (i) determining, giving and receiving notices and processes hereunder, (ii) executing and delivering, on behalf of the Selling Stockholders, any and all documents or certificates to be executed by the Selling Stockholders in connection with this Agreement and the transactions contemplated hereby, (iii) granting any waiver, consent, approval or election, including exercising the consent rights set forth in Section 3.1, (iv) nominating and electing the GFI Designees to the Board of Directors, (v) making any filings with any Governmental Entity, on behalf of the Selling Stockholders under this Agreement, (vi) appointing, in its sole discretion, one or more successor representatives to the GFI Representative, (vii) resolving any disputes hereunder between the Company and the Selling Stockholders, (viii) performing the duties expressly assigned to the GFI Representative hereunder, and (ix) engaging and employing agents and representatives and incurring such other expenses as the GFI Representative shall reasonably deem necessary or prudent in connection with the foregoing. Any such actions taken, exercises of rights, power or authority, and any decision or determination made by the GFI Representative consistent herewith, shall be absolutely and irrevocably binding on each Selling Stockholder as if such Selling Stockholder personally had taken such action, exercised such rights, power or authority or made such decision or determination in such Selling Stockholder’s individual capacity, and no Selling Stockholder shall have the right to object, dissent, protest or otherwise contest the same.
(b)The appointment of the GFI Representative as each Selling Stockholder’s attorney-in-fact revokes any power of attorney or proxy heretofore granted that authorized any other Person or Persons to represent such Selling Stockholder with regard to this Agreement. The appointment of the GFI Representative as attorney-in-fact and the grant to the GFI Representative of a proxy hereto is coupled with an interest and is irrevocable. The obligations of each Selling Stockholder pursuant to this Agreement (i) will not be terminated by operation of law, death, mental or physical incapacity, liquidation, dissolution, bankruptcy, insolvency or similar event with respect to such Selling Stockholder or any proceeding in connection therewith, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust, or any other event, and (ii) shall survive the delivery of an assignment by any Selling Stockholder of the whole or any fraction of its interest in any payment due to it under this Agreement.
(c)The GFI Representative hereby accepts the foregoing appointment and agrees to serve as the GFI Representative, subject to the provisions hereof, for the period of time from and after the Initial Closing Date without compensation except for the reimbursement by the Selling Stockholders of fees and expenses incurred by the GFI Representative in its capacity as such.
(d)For all purposes of this Agreement, the Company shall be entitled to rely conclusively on the instructions and decisions of the GFI Representative as to any other actions required or permitted to be taken by the GFI Representative hereunder or in connection with any of the transactions and other matters contemplated hereby.
(e)The GFI Representative shall not have any liability to the Selling Stockholders whatsoever with respect to its actions, decisions and determinations, and shall be entitled to assume that all actions, decisions and determinations are fully authorized by each and every one of the Selling Stockholders. The Selling Stockholders shall indemnify and hold harmless the GFI Representative, its Affiliates and all of their respective owners, representatives, successors or assigns from and against any and all losses incurred or suffered by any such Person resulting from, arising out of or relating or attributable to any and all actions, decisions and determinations taken or made by the GFI Representative in connection with this Agreement and the transactions contemplated hereby.
(f)The GFI Representative shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The GFI Representative may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the Person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. The GFI Representative may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct the GFI Representative on behalf of that party unless written notice to the contrary is delivered to the GFI Representative.
(g)The GFI Representative may act pursuant to the advice of counsel with respect to any matter relating to this Agreement, and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.
(h)The Company hereby agrees that the GFI Representative shall not, in its capacity as such, have any liability to the Company, or any of its Affiliates whatsoever with respect to its actions, decisions or determinations.

ARTICLE III

APPROVAL AND CONSULTATION OF CERTAIN MATTERS

Section 3.1GFI Representative Approval Rights. The Company agrees with the GFI Representative and the Selling Stockholders, that, for so long as the Seller Higher Condition is satisfied, the Company shall not, and shall cause its Subsidiaries not to, directly or indirectly (whether by merger, consolidation, amendment of this Agreement or otherwise) without the prior written approval of the GFI Representative,
(a)enter, amend, supplement, waive or otherwise modify the terms of any transaction or agreement between the Company or any of its Subsidiaries, on the one hand, and any Sponsor, any Affiliate of any Sponsor (including any Sponsor Affiliated Transferee) or any Affiliate of the Company, on the other hand (an “Affiliate Transaction”), other than the exercise of any rights under any agreements as set forth on Schedule B attached hereto (without giving effect to any amendment, supplement, waiver or other modification executed after the Initial Closing Date);
(b)hire or remove the Chief Executive Officer or any other executive officer of the Company or its Subsidiaries
(c)amend, supplement, waive or fail to enforce that certain Voting Agreement, dated as of May 20, 2019, by and between the Company, Sponsor and Sponsor Affiliated Transferees or
(d)except as set forth in Section 5.2(e), increase or decrease the size of the Board of Directors.

Section 3.2Sponsor Approval Rights. The Company agrees with Sponsor that, for so long as the Sponsor Higher Condition is satisfied, the Company shall not, and shall cause its Subsidiaries not to, directly or indirectly (whether by merger, consolidation, amendment of this Agreement or otherwise) without the prior written approval of the Sponsor:
(a)enter into, amend, supplement, waive or otherwise modify the terms of any transaction or agreement between the Company or any of its Subsidiaries, on the one hand, and any Selling Stockholders described in clauses (i) and (ii) of the definition of Seller Affiliated Transferee, the GFI Representative or their respective Affiliates, on the other hand or any other Affiliate Transaction (provided that any transaction between the Company, on the one hand, and a Person that would be an Affiliate of the GFI Representative but for the proviso contained in the definition of “Affiliate” shall be deemed to be an Affiliate Transaction requiring such approval unless it meets the requirements in either the succeeding clause (x) or (y)), other than (x) transactions and agreements between the Company or any of its Subsidiaries and Affiliates of the GFI Representative who are engaged on an arm’s-length basis to provide goods or services on construction projects undertaken by the Company or any of its Subsidiaries for customers to the extent that such goods and services, in the reasonable judgment of the Company, could not be obtained from an unaffiliated third party at materially lower prices while maintaining at least the same quality and (y) the exercise of any rights under any agreements as set forth on Schedule C attached hereto (without giving effect to any amendment, supplement, waiver or other modification executed after the Initial Closing Date);
(b)hire or remove the Chief Executive Officer or any other executive officer of the Company or its Subsidiaries or
(c)except as set forth in Section 5.2(e), increase or decrease the size of the Board of Directors.

ARTICLE IV

TRANSFER

Section 4.1Selling Stockholder Transfers and Joinders. The Selling Stockholders agree among themselves and with the GFI Representative that, unless waived in writing by the GFI Representative (in which case the holdings of such transferee shall not be included for purposes of determining whether the Seller Higher Condition or the Seller Minimum Condition is satisfied), if a Selling Stockholder effects any Transfer of Common Stock to a Seller Affiliated Transferee, such Seller Affiliated Transferee shall, if not a party hereto, within five (5) days of such Transfer, execute and deliver to the Company and the other parties hereto a joinder to this Agreement, in form and substance reasonably acceptable to the GFI Representative, in which such Seller Affiliated Transferee agrees to be an “Selling Stockholder” for all purposes of this Agreement, including Section 2.1 hereof, and which provides that such Seller Affiliated Transferee shall be bound by and shall fully comply with the terms of this Agreement.

Section 4.2Sponsor Transfers and Joinders. The Sponsor agrees unless waived in writing by the Sponsor (in which case the holdings of such transferee shall not be included for purposes of determining whether the Sponsor Higher Condition or the Sponsor Minimum Condition is satisfied), if the Sponsor or any Sponsor Affiliated Transferee effects any Transfer of Common Stock to a Sponsor Affiliated Transferee, such Sponsor Affiliated Transferee shall, if not a party hereto, within five (5) days of such Transfer, execute and deliver to the Company and the other parties hereto a joinder to this Agreement, in form and substance reasonably acceptable to the Sponsors, in which such Sponsor Affiliated Transferee agrees to be a “Sponsor Affiliated Transferee” for all purposes of this Agreement, and which provides that such Sponsor Affiliated Transferee shall be bound by and shall fully comply with the terms of this Agreement. For the avoidance of doubt, the persons set forth on Schedule A-1 and Schedule A-2 and M III LP and their respective transferees shall not be deemed Sponsor Affiliated Transferees hereunder.

Section 4.3Management Lock-Up.

a.Subject to Section 4.3(b), in the case of any of the Persons set forth on Schedule D, until March 26, 2020 (the “Management Lock-Up Period”), without the prior written consent of the Company, each such Person shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, with respect to any shares of Common Stock, warrants to purchase shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, if any or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, shares of Common Stock, warrants to purchase Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, if any, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise.

b.Notwithstanding the foregoing, Section 4.3(a) shall not operate to restrict any (i) Transfer by any Person (A) in the case of an individual, by gift to one of the members of the individual’s immediate family or to a trust (provided, that the beneficiary of such trust is a member of one of the individual’s immediate family) or to an affiliate of such person, (B) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual, (C) in the case of an individual, pursuant to a qualified domestic relations order, (D) to the Company for no value for cancellation, (E) to any Seller Affiliated Transferee in accordance with this Agreement or (F) of Preferred Stock, (ii) in the case of any Seller Affiliated Transferee, distribution of any shares of Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, to limited partners, general partners, members, stockholders or other equityholders of such Person or to such Person’s affiliates or to any corporation, partnership, limited liability company, trust, business entity or investment fund, customer account or other entity controlled by or under common control or management with such Person; provided, that, in the case of clauses (i) and (ii), such Person shall, if not a party hereto, within five (5) days of such Transfer, execute and deliver to the Company and the other parties hereto a lock-up agreement agreeing to be bound by the provisions of this Section 4.3 as if a party hereto; (iii) Transfer by any member of management of the Company to Fidelity Investments Charitable Gift Fund (or an Affiliate thereof); provided, that all such Transfers in the aggregate shall not exceed 120,000 shares of Common Stock, (iv) a bona fide third party take-over bid made to all holders of Common Stock or any other acquisition transaction whereby all or substantially all of the Common Stock is acquired by a bona fide third party, or (v) making of bona fide pledges of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock by such Person pursuant to foreign exchange swap agreements and custody agreements entered into by such Person in the ordinary course of business.
c.     Oaktree Note to Draft: This covenant was not included in the previously agreed lock-up.Any Transfer made in contravention of this Section 4.3 shall be null and void.

ARTICLE V

BOARD REPRESENTATION

Section 5.1Composition of Board.

(a)The Company agrees with each of the Sponsor and the GFI Representative that the Board of Directors shall be comprised of nine (9) directors, who shall be divided into three (3) classes of directors in accordance with the terms of the Certificate of Incorporation and that:
(i)the Class I directors shall include (x) Mohsin Meghji, who shall be a Sponsor Designee hereunder, (y) Ian Schapiro, who shall be a GFI Designee hereunder and (z) as designated in accordance with the terms of the Series B Certificate of Designations, the initial Series B Designee, whose term shall expire at the annual meeting of stockholders held in 2021;
(ii)the Class II directors shall include John Paul Roehm (during such time as he serves as Chief Executive Officer of the Company), whose term shall expire at the annual meeting of stockholders held in 2019; and
(iii)the Class III directors shall include (x) Charles Garner, who shall be a Sponsor Designee hereunder, and (y) Peter Jonna, who shall be a GFI Designee hereunder, whose term shall expire at the annual meeting of stockholders held in 2020.
(b)The Company agrees with the Sponsor and the Company agrees with the GFI Representative that the Company shall not, so long as either (i) the Sponsor and the GFI Representative, as applicable, are entitled to designate at least one Designee or (ii) the Sponsor or the GFI Representative, as applicable, have an Initial Designee who is serving such person’s Initial Term (as defined herein) without the Sponsor’s consent or the GFI Representative’s consent, as applicable, amend its Certificate of Incorporation or by-laws, pass any resolution or take any action with the effect of de-staggering the Company’s Board of Directors, providing for a voting standard in the election of directors other than plurality voting or providing for the establishment of any classes of directors inconsistent with Section 5.1(a).
(c)Subject to Section 7.1, the Sponsor, each of the Sponsor Affiliated Transferees, the GFI Representative and each of the Selling Stockholders individually agrees with the Company, that such party will not take any action in their capacities as stockholders (including voting their Common Stock, granting proxies, providing written consents or proposing any stockholder proposal), to amend the Company’s Certificate of Incorporation or by-laws or take any action with the effect of de-staggering the Company’s Board of Directors, providing for a voting standard in the election of directors other than plurality voting or providing for the establishment of any classes of directors inconsistent with Section 5.1(a).
(d)For the avoidance of doubt, Section 5.1(a)(i)-(iii) is applicable solely to the Initial Designees (such director’s “Initial Term”), except that, subject to the Certificate of Incorporation, a director shall remain a member of the class of directors to which he or she was assigned in accordance with Section 5.1(a); provided that, with respect to Mohsin Meghji and Ian Schapiro, such directors’ Initial Term shall include the three-year term beginning with their re-election at the annual meeting of stockholders held in 2018.

Section 5.2Nominees.

a.The Company agrees with the GFI Representative that the GFI Representative shall have the right to nominate the number of persons for election to the Board of Directors and the Company shall take all reasonable actions within its control to cause to be nominated for election to the Board of Directors, and to cause to continue in office, at any given time, unless waived by the GFI Representative, a number of individuals designated by the GFI Representative (each, a “GFI Designee”) equal to:
i.for so long as the Seller Higher Condition is satisfied, two directors (together with any additional designees pursuant to Section 5.2(g)); and
ii.for so long as the Seller Higher Condition is not satisfied but the Seller Minimum Condition is satisfied, one director. No reduction in the beneficial ownership of the GFI Representative shall shorten the term of any GFI Designee during the applicable Initial Term and any such GFI Designee shall in any event be entitled to serve the remainder of such GFI Designee’s Initial Term.
b.The Company agrees with the Sponsor that the Sponsor shall have the right to nominate for election to the Board of Directors the number of individuals set forth below and the Company shall take all reasonable actions within its control to cause to be nominated for election to the Board of Directors, and to cause to continue in office, at any given time, unless waived by the Sponsor, a number of individuals designated by the Sponsor (each, a “Sponsor Designee”) equal to:
i.for so long as the Sponsor Higher Condition is satisfied, two directors (together with any additional designees pursuant to Section 5.2(g)); and
ii.for so long as either (A) the Sponsor Higher Condition is not satisfied but the Sponsor Minimum Condition is satisfied or (B) if (x) the Sponsor Minimum Condition is not satisfied and (y) all of the Earnout Shares (as defined in the Founder Shares Amendment Agreement) have not fully vested or expired without vesting, one director. No reduction in the beneficial ownership of the Sponsor shall shorten the term of any Sponsor Designee during the applicable Initial Term and any such Sponsor Designee shall in any event be entitled to serve the remainder of such Sponsor Designee’s Initial Term.
c.The Company agrees with the Sponsor and the Company agrees with the GFI Representative that the Board of Directors shall include not less than three directors who shall qualify as independent directors pursuant to SEC Guidance and the rules of the applicable stock exchange (each, an “Independent Designee” and together with the GFI Designees and the Sponsor Designees, the “Designees”).
d.If at any time, the Board of Directors does not include three directors who qualify as independent directors pursuant to applicable SEC Guidance and the rules of the applicable stock exchange, the size of the Board of Directors shall be expanded so as to permit the appointment of the required Independent Designees and such vacancies shall be filled in accordance with Section 5.2(g).
e.The Company agrees with the Sponsor and the Company agrees with the GFI Representative that, for so long as he serves as the Chief Executive Officer of the Company, John Paul Roehm shall be included as a member of the Board of Directors; provided that John Paul Roehm shall cease to be included as a member of the Board of Directors immediately upon his ceasing to serve as Chief Executive Officer of the Company (with it being understood that the Board of Directors may, in its sole discretion, elect to nominate John Paul Roehm to serve as his successor to the extent permissible under the By-Laws of the Company then in effect).
f.The Company agrees with the Sponsor that, (i) during his Initial Term, for so long as the Sponsor or any Sponsor Affiliated Transferee, directly or indirectly beneficially owns any Common Stock, and (ii) thereafter, for so long as the Sponsor has the right to designate any Sponsor Designees pursuant to this Section 5, Mohsin Y. Meghji shall be the Chairman of the Board of Directors; provided that Mohsin Y. Meghji shall cease to be the Chairman of the Board of Directors immediately after the period described in the foregoing clause (i) or (ii), as applicable (with it being understood that the Board of Directors may, in its sole discretion, elect to nominate Mohsin Y. Meghji to serve as his successor to the extent permissible under the By-Laws of the Company then in effect).
g.The Company agrees with the Sponsor and the Company agrees with the GFI Representative that, in the event (i) the number of directors on the Board of Directors is increased (which increase shall be subject to Section 3.1(c) and/or Section 3.2(c)) or (ii) the Selling Stockholders’ or Sponsor’s (collectively with Mohsin Y. Meghji, M III LP (so long as such entity is controlled by the entity listed on Schedule A-1), the persons listed on Schedule A-2, and any Sponsor Affiliated Transferees), as applicable, aggregate direct or indirect beneficial ownership of Common Stock is increased after the Initial Closing Date,, the number of directors the GFI Representative or Sponsor, as applicable, is entitled to designate pursuant to Section 5.2(a) or Section 5.2(b), as applicable shall be increased (but not decreased) proportionally so that the percentage of directors the GFI Representative or Sponsor, as applicable, is entitled to designate is proportional to the direct or indirect beneficial ownership of the GFI Representative and the Seller Affiliated Transferees or the Sponsor (collectively with Mohsin Y. Meghji, M III LP (so long as such entity is controlled by the entity listed on Schedule A-1), the persons listed on Schedule A-2, and any Sponsor Affiliated Transferees), as applicable (for such purposes, rounding up to the next whole director); provided that, in no event, will either the GFI Representative or the Sponsor be entitled to nominate a majority of the Board of

Directors unless the GFI Representative’s (including the Seller Affiliated Transferees) or the Sponsor’s (including Mohsin Y. Meghji, M III LP (so long as such entity is controlled by the entity listed on Schedule A-1), the persons listed on Schedule A-2, and any Sponsor Affiliated Transferees), as applicable, direct and indirect beneficial ownership constitutes a majority of the outstanding Voting Securities. Any additional nominees to which such persons are entitled under this Section 5.2(g) shall qualify as independent directors pursuant to SEC Guidance and the rules of the applicable stock exchange to the extent necessary for the Company to comply with such rules and regulations.
h.Without limiting the generality of the foregoing, the Company agrees with the Sponsor and the Company agrees with the GFI Representative and the Selling Stockholders to include the Designees in the slate of nominees recommended by the Board of Directors and to use its reasonable best efforts to cause the election of each such Designee to the Board of Directors, including nominating each such Designee to be elected as a director, recommending such Designee’s election and soliciting proxies or consents in favor thereof, in each case subject to applicable law.
i.Notwithstanding anything to the contrary in this ARTICLE V, (i) for so long as the Seller Minimum Condition is satisfied, each Sponsor Designee shall require the approval of the GFI Representative (which approval shall not be unreasonably withheld, conditioned or delayed), unless such nominee is an investment professional and a bona fide officer or employee of the Sponsor or its managing members, general partners or management companies, and (ii) for so long as the Sponsor Minimum Condition is satisfied, each GFI Designee shall require the approval of the Sponsor (which approval shall not be unreasonably withheld, conditioned or delayed), unless such nominee is an investment professional and an officer or employee of Oaktree Capital Management, L.P.
j.In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal of any director who was a GFI Designee or Sponsor Designee, the Company agrees to take at any time and from time to time all actions necessary to cause the vacancy created thereby to be filled as promptly as practicable by a new GFI Designee or Sponsor Designee, as applicable (with respect to the applicable Initial Term only, regardless of the GFI Representative’s or Sponsor’s beneficial ownership of the Company Common Stock at the time of such vacancy).
k.Unless waived by a majority of the Board of Directors excluding the GFI Designees (in the case of removal of a GFI Designee) or the Sponsor Designees (in the case of removal of a Sponsor Designee), as applicable, if the number of directors entitled to be designated as GFI Designees or the Sponsor Designees as applicable, pursuant to Section 5.2(a), Section 5.2(b), decreases, the applicable Stockholder(s) shall take reasonable actions to cause a sufficient number of GFI Designees or Sponsor Designees, as applicable, to resign from the Board of Directors as promptly as possible, such that the number of GFI Designees or Sponsor Designees, as applicable, after such resignation(s) equals the number of directors the GFI Representative or the Sponsor, as applicable, would have been entitled to designate pursuant to Section 5.2(a), Section 5.2(b), as applicable. Any vacancies created by such resignation may remain vacant until the next annual meeting of stockholders or filled by a majority vote of the remaining Board of Directors in accordance with the Certificate of Incorporation. Notwithstanding the foregoing, such GFI Designee(s) or Sponsor Designee(s), as applicable, need not resign from the Board of Directors at or prior to the end of such director’s term if such director(s) is a member of the Initial Board and has not yet completed such director(s) Initial Term.

Section 5.3Committees.

a.The Company agrees with the GFI Representative that it shall take all reasonable actions to cause to be appointed to any committee of the Board of Directors, unless waived by the GFI Representative, at least one GFI Designee (if any), to the extent such director is permitted to serve on such committees under SEC Guidance and the rules of any applicable stock exchange and for so long as the Seller Higher Condition is satisfied.
b.The Company agrees with the Sponsor that it shall take all reasonable actions to cause to be appointed to any committee of the Board of Directors, unless waived by the Sponsor, at least one Sponsor Designee (if any), to the extent such director is permitted to serve on such committees under SEC Guidance and the rules of any applicable stock exchange, until such time as the Earnout Shares (as defined in the Founder Shares Amendment Agreement) have fully vested or expired without vesting, in each case pursuant to the Founder Shares Amendment Agreement, whichever is earlier.
c.It is understood by the parties hereto that the GFI Representative, and the Sponsor shall not have any obligation to appoint a GFI Designee or Sponsor Designee, as applicable, to any committee of the Board of Directors and any failure to exercise such right in this section in a prior period shall not constitute any waiver of such right in a subsequent period.
d.The Company agrees with the GFI Representative and the Company agrees with the Sponsor that during the period from the date hereof until December 31, 2019, the Company shall establish and maintain an investment committee of the Board (the “Investment Committee”), the approval of which shall be required for the Company or its Subsidiaries to purchase, rent, license exchange or otherwise acquire any assets (including securities). The Investment Committee shall consist of four Directors, including (so long as such designees are entitled to serve on the Board) two Sponsor Designees; one GFI Designee and, to the extent contemplated by the Series B Certificate of Designations, the Series B Designee.

Section 5.4Subsidiaries. The Company shall cause its Subsidiaries not to take any action that, if taken by the Company, would require the approval of the Board of Directors unless such action by such Subsidiary has been approved by the Board of Directors in accordance with the terms of this Agreement as would be applied to the Company.

ARTICLE IV

INDEMNIFICATION

Section 6.1Right to Indemnification. The Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, the GFI Representative, each Stockholder, their respective Affiliates (other than the Company and its Subsidiaries) and direct and indirect partners (including partners of partners and stockholders and members of partners), members, stockholders, managers, directors, officers, employees and agents and each Person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (the “Covered Persons”) from and against any and all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) sustained or suffered by any such Covered Person based upon, relating to, arising out of, or by reason of any third party or governmental claims relating to such Covered Person’s status as a stockholder or controlling person of the Company (including any and all losses, claims, damages or liabilities under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, which relate directly or indirectly to the registration, purchase, sale or ownership of any equity securities of the Company or to any fiduciary obligation owed with respect thereto), including in connection with any third party or governmental action or claim relating to any action taken or omitted to be taken or alleged to have been taken or omitted to have been taken by any Covered Person as a stockholder or controlling person, including claims alleging so-called control person liability or securities law liability (any such claim, a “Claim”).

Section 6.2Prepayment of Expenses. To the extent not prohibited by applicable law, the Company shall pay the expenses (including reasonable attorneys’ fees) incurred by a Covered Person in defending any Claim in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of such Claim shall be made only upon receipt of an undertaking by such Covered Person to repay all amounts advanced if it should be ultimately determined that such Covered Person is not entitled to be indemnified under this ARTICLE VI or otherwise.

Section 6.3Claims. If a claim for indemnification or advancement of expenses under this ARTICLE VI is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Company, such Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Company shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 6.4Nonexclusivity of Rights. The rights conferred on any Covered Person by this ARTICLE VI shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or By-Laws or any agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.5Other Sources. Subject to Section 6.6, the Company’s obligation, if any, to indemnify or to advance expenses to any Covered Person shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from any other Person.

Section 6.6Indemnitor of First Resort. The Company hereby acknowledges that the Covered Persons may have certain rights to advancement and/or indemnification by the Selling Stockholders or their Affiliates or the Sponsor or their Affiliates, as applicable (in each case, other than the Company and collectively, the “Other Indemnitors”). In all events, (i) the Company hereby agrees that it is the indemnitor of first resort (i.e., its obligation to a Covered Person to provide advancement and/or indemnification to such Covered Person are primary and any obligation of the Other Indemnitors (including any Affiliate thereof other than the Company) to provide advancement or indemnification hereunder or under any other indemnification agreement (whether pursuant to contract, by-laws or charter), or any obligation of any insurer of the Other Indemnitors to provide insurance coverage, for the same expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses, liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by such Covered Person are secondary and (ii) if any Other Indemnitor (or any Affiliate thereof, other than the Company) pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to contract, by-laws or charter) with such Covered Person, then (x) such Other Indemnitor (or such Affiliate, as the case may be) shall be fully subrogated to all rights of such Covered Person with respect to such payment and (y) the Company shall fully indemnify, reimburse and hold harmless such Other Indemnitor (or such other Affiliate, as the case may be) for all such payments actually made by such Other Indemnitor (or such other Affiliate, as the case may be).

ARTICLE VII

TERMINATION

Section 7.1Term. The terms of this Agreement shall terminate, and be of no further force and effect, upon notice to the Company and the other parties hereto:
(a)other than with respect to Section 5.1(c), with respect to all of the Sponsor and Sponsor Affiliated Transferees, (i) upon the consent of the Sponsor; or (ii) at such time as (A) the Sponsor ceases to have any rights pursuant to

Section 3 hereof, (B) the Sponsor ceases to have the right to designate any Sponsor Designees pursuant to Section 5 hereof and (C) no Sponsor Designee remains on the Board of Directors;
(b)other than with respect to Section 5.1(c), with respect to all of the Selling Stockholders and the GFI Representative, (i) upon the consent of the GFI Representative; or (ii) at such time as (A) the GFI Representative ceases to have any rights pursuant to Section 3 hereof, (B) the GFI Representative ceases to have the right to designate any GFI Designees pursuant to Section 5 hereof and (C) no GFI Designee remains on the Board of Directors;
(c)with respect to each Selling Stockholder, (i) if such Selling Stockholder has Transferred all (but not less than all) of its Common Stock or has ceased to be a Seller Affiliated Transferee or (ii) upon termination pursuant to clause (b) above;
(d)with respect to each Sponsor Affiliated Transferee,(i) if such Sponsor Affiliated Transferee has Transferred all (but not less than all) of its Common Stock or has ceased to be a Sponsor Affiliated Transferee or (ii) upon termination pursuant to clause (a) above;
(e)with respect to Section 5.1(c), (i) with respect to any party, with consent by each of the Company, the Sponsor and the GFI Representative, (ii) with respect to the GFI Representative, so long as the Sponsor, are entitled to designate at least one Designee or any of their respective Initial Designees are serving their Initial Terms or (iii) with respect to the Sponsor, so long as the GFI Representative is entitled to designate at least one Designee or any of their respective Initial Designees are serving their Initial Terms; and
(f)upon the consummation of a Sale Transaction.

Section 7.2Survival. If this Agreement is terminated pursuant to Section 7.1, with respect to the applicable parties only, this Agreement shall become void and of no further force and effect with respect to such parties, except for: (i) the provisions set forth in this Section 7.2, ARTICLE VI, and ARTICLE IX and (ii) the rights of the Stockholders with respect to the breach of any provision hereof by the Company prior to such termination, which shall, in each case of clauses (i) and (ii), survive the termination of this Agreement.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES

Section 8.1Representations and Warranties of Stockholders. Each Stockholder individually represents and warrants to the Company that (a) such Stockholder is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly executed by such Stockholder and is a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms; and (c) the execution, delivery and performance by such Stockholder of this Agreement does not violate or conflict with or result in a breach of or constitute (or with notice or lapse of time or both would constitute) a default under any agreement to which such Stockholder is a party or, if such Stockholder is an entity, the organizational documents of such Stockholder.

Section 8.2Representations and Warranties of the Company. The Company represents and warrants to each of the Stockholders that (a) the Company is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; and (c) the execution, delivery and performance by the Company of this Agreement does not violate or conflict with or result in a breach by the Company of or constitute (or with notice or lapse of time or both would constitute) a default by the Company under the Certificate of Incorporation or By-Laws, any existing applicable law, rule, regulation, judgment, order, or decree of any Governmental Entity exercising any statutory or regulatory authority of any of the foregoing, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or Affiliates or any of their respective properties or assets, or any agreement or instrument to which the Company or any of its Subsidiaries or Affiliates is a party or by which the Company or any of its Subsidiaries or Affiliates or any of their respective properties or assets may be bound.

ARTICLE IX

MISCELLANEOUS

Section 9.1Entire Agreement. This Agreement, together with documents contemplated hereby, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior or contemporaneous agreements or understandings between the parties hereto pertaining to the subject matter hereof.

Section 9.2Further Assurances. Each of the parties hereto does hereby covenant and agree on behalf of itself, its successors, and its assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish, and deliver such other instruments, documents and statements, and to take such other actions as may be required by law or reasonably necessary to effectively carry out the intent and purposes of this Agreement.

Section 9.3Notices. Any notice, consent, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be (a) delivered personally to the Person or to an officer of the Person to whom the same is directed, (b) sent by facsimile, overnight mail or registered or certified mail, return receipt requested, postage prepaid, or (c) sent by e-mail, with electronic or written confirmation of receipt, in each case addressed as follows:
(i)    if to the Company:

Infrastructure and Energy Alternatives, Inc.
6325 Digital Way, Suite 460
Indianapolis, Indiana 46278
Attn:     Gil Melman, Esq.
Tel:     (765) 828-3513
Email:     Gil.Melman@iea.net

with a copy to:

Kirkland & Ellis LLP 333 South Hope Street, 29th Floor Los Angeles, CA 90071 Attn: Tana Ryan, P.C. Facsimile:(213) 680-8500 Email: tryan@kirkland.com	Kirkland & Ellis LLP 300 N. LaSalle Chicago, Illinois 60654 Attn: Carol Anne Huff Facsimile: (312) 862-2200 Email: carolanne.huff@kirkland.com

(ii)    if to the Sponsor or any Sponsor Affiliated Transferee, to:

c/o M III Partners
3 Columbus Circle
New York, New York 10019
Attention: Mohsin Y. Meghji
Facsimile: (212) 531-4532
Email: mmeghji@miiipartners.com

with a copy to:
Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654
Attention: Carol Anne Huff
Facsimile: (312) 862-2200
Email: chuff@kirkland.com

- and -

M III Partners, LP
3 Columbus Circle
New York, New York 10019
Attention: Charles Garner
Facsimile: (212) 531-4532
Email: cgarner@miiipartners.com

(iii)     if to the GFI Representative, to:

GFI Energy Group of Oaktree Capital Management, L.P.
11611 San Vicente Boulevard, Suite 710
Los Angeles, CA 90049
Attention: Ian Schapiro
Peter Jonna
Facsimile: (310) 442-0540
Email: ischapiro@oaktreecapital.com
pjonna@oaktreecapital.com
with a copy to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Attention: Ellen N. Ching
Facsimile: (212) 492-0241
Email: eching@paulweiss.com

(iv)     if to any Selling Stockholder, to:

the address and facsimile number of such Selling Stockholder set forth in the records of the Company.
with a copy to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Attention: Ellen N. Ching
Facsimile: (212) 492-0241
Email: eching@paulweiss.com

Any such notice shall be deemed to be delivered, given and received for all purposes as of: (A) the date so delivered, if delivered personally, (B) upon receipt, if sent by facsimile or e-mail, or (C) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed.

Section 9.4Governing Law. ALL ISSUES AND QUESTIONS CONCERNING THE APPLICATION, CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, AND SPECIFICALLY THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

Section 9.5Consent to Jurisdiction. ANY AND ALL SUITS, LEGAL ACTIONS OR PROCEEDINGS ARISING OUT OF THIS AGREEMENT (INCLUDING AGAINST ANY DIRECTOR OR OFFICER OF THE COMPANY) SHALL BE BROUGHT SOLELY IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE AND EACH PARTY HERETO HEREBY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURT FOR THE PURPOSE OF SUCH SUITS, LEGAL ACTIONS OR PROCEEDINGS. IN ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING, EACH PARTY HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH IN THE BOOKS AND RECORDS OF THE COMPANY. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OR ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING IN ANY SUCH COURT AND HEREBY FURTHER WAIVES ANY CLAIM THAT ANY SUIT, LEGAL ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 9.6Equitable Remedies. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Court of Chancery of the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

Section 9.7Construction. This Agreement shall be construed as if all parties hereto prepared this Agreement.

Section 9.8Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same agreement.

Section 9.9Third Party Beneficiaries. Except as set forth in ARTICLE VI nothing in this Agreement, express or implied, is intended or shall be construed to give any Person other than the parties hereto (or their respective legal representatives, successors, heirs and distributees) any legal or equitable right, remedy or claim under or in respect of any agreement or provision contained herein, it being the intention of the parties hereto that this Agreement is for the sole and exclusive benefit of such parties (or such legal representatives, successors, heirs and distributees) and for the benefit of no other Person.

Section 9.10Binding Effect. Except as otherwise provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors of the parties hereto. The rights of the GFI Representative and Sponsor hereunder are not assignable. Each Sponsor Affiliated Transferee and each Seller Affiliated Transferee shall be subject to all of the terms of this Agreement, and by taking and holding such shares such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement. Notwithstanding the foregoing, no successor or assignee of the Company shall have any rights granted under this Agreement until such Person shall acknowledge its rights and obligations hereunder by a signed written statement of such Person’s acceptance of such rights and obligations.

Section 9.11Severability. In the event that any provision of this Agreement as applied to any party or to any circumstance, shall be adjudged by a court to be void, unenforceable or inoperative as a matter of law, then the same shall in no way affect any other provision in this Agreement, the application of such provision in any other circumstance or with respect to any other party, or the validity or enforceability of the Agreement as a whole.

Section 9.12Reporting. Each of the Selling Stockholders, the GFI Representative, the Sponsor and the Sponsor Affiliated Transferees acknowledge and agree that nothing in this Agreement shall be deemed to create a group between any of (i) the GFI Representative and Selling Stockholders, on the one hand, and (ii) the Sponsor and Sponsor Affiliated Transferees, on the other hand and that the parties hereto shall not take a reporting position that is inconsistent with the foregoing without the prior consent of the Sponsor and the GFI Representative.

Section 9.13Adjustments Upon Change of Capitalization. In the event of any change in the outstanding Common Stock, by reason of dividends, splits, reverse splits, spin-offs, split-ups, recapitalizations, combinations, exchanges of shares and the like, the term “Common Stock” shall refer to and include the securities received or resulting therefrom, but only to the extent such securities are received in exchange for or in respect of Common Stock.

Section 9.14Amendments; Waivers.

(a)No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, the Sponsor and the GFI Representative, or in the case of a waiver, by (i) the Company if such waiver is to be effective against the Company, (ii) the Sponsor if such waiver is to be effective against the Sponsor or (iii) the GFI Representative if such waiver is to be effective against the GFI Representative or the Selling Stockholders; provided, that any amendment or waiver that affects the rights or obligations of any Stockholder hereunder in a manner disproportionately adverse to such Stockholder as compared to the other Stockholders shall require the written consent of such Stockholder.
(b)No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 9.15Actions in Other Capacities. Nothing in this Agreement shall limit, restrict or otherwise affect any actions taken by any Stockholder in its capacity as a stockholder, partner or member of the Company or any of its Subsidiaries or Affiliates.

Section 9.16Stockholder Rule 5635 Approvals. The Company hereby agrees that as soon as practicable following the date hereof (and in any event, within ninety (90) days following the date hereof), the Company shall either (a) supplement the Proxy Statement filed by the Company with the Securities and Exchange Commission on April 22, 2019 with respect to the Company’s 2019 annual meeting (the “Annual Meeting”) to add the Stockholder Rule 5635 Approvals as matters to be voted on by the Company’s stockholders at its 2019 Annual Meeting, which 2019 Annual Meeting shall be held within ninety (90) days following the date hereof or (b) hold a special meeting of the Company’s stockholders, which includes the Stockholder Rule 5635 Approvals as matters to be voted on by the Company’s stockholder at such meeting. The Company shall take all actions that are necessary to obtain the Stockholder Rule 5635 Approvals until such time as both Stockholder Rule 5635 Approvals are obtained.

IN WITNESS WHEREOF, the parties have caused this Investor Rights Agreement to be duly executed and delivered, all as of the date first set forth above.
COMPANY:

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC. (f/k/a M III ACQUISITION CORP.)

By:	/s/ Gil Melman
Name: Gil Melman
Title: Vice President, General Counsel and Secretary

SPONSOR:
M III SPONSOR I LLC

By:	/s/ Mohsin Y. Meghji
Name: Mohsin Y. Meghji
Title: Managing Member

GFI REPRESENTATIVE:

OAKTREE POWER OPPORTUNITIES FUND III DELAWARE, L.P.

By: Oaktree Power Opportunities Fund III GP, L.P.
Its: General Partner
By: Oaktree Fund GP, LLC
Its: General Partner
By: Oaktree Fund GP I, L.P.
Its: Managing Member

By:	/s/ Ian Schapiro
Name: Ian Schapiro
Title: Authorized Signatory
By: /s/ Peter Jonna
Name: Peter Jonna
Title: Authorized Signatory

SELLER:

INFRASTRUCTURE AND ENERGY ALTERNATIVES, LLC

By:	/s/ Ian Schapiro
Name: Ian Schapiro
Title: Authorized Signatory

Exhibit A
FORM OF JOINDER AGREEMENT TO INVESTOR RIGHTS AGREEMENT
[date]
This JOINDER (the “Joinder Agreement”) is made as of [DATE], by and between the Company and undersigned, to the Amended and Restated Investor Rights Agreement, dated as of May 20, 2019, (the “Investor Rights Agreement”) by and among Infrastructure and Energy Alternatives, Inc. (f/k/a M III Acquisition Corp.), a Delaware corporation (the “Company”), M III Sponsor I, LLC, a Delaware limited liability company (the “Sponsor”, any Sponsor Affiliated Transferees who become party thereto, Infrastructure and Energy Alternatives, LLC (the “Seller) and any Seller Affiliated Transferees who become a party thereto, Oaktree Power Opportunities Fund III Delaware, L.P., a Delaware limited partnership, in its capacity as the representative of the Selling Stockholders (“GFI Representative”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Investor Rights Agreement.

WHEREAS, on the date hereof, the undersigned has acquired [] shares of Common Stock from [] and the Investor Rights Agreement requires, as a holder of such Common Stock, to become a party to the Investor Rights Agreement, and Holder agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder Agreement hereby agree as follows:

i)
Agreement to be Bound. The undersigned hereby (i) acknowledges that it has received and reviewed a complete copy of the Investor Rights Agreement and (ii) agrees that upon execution of this Joinder Agreement, it shall become a party to the Investor Rights Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Investor Rights Agreement as though an original party thereto and shall be deemed a [Seller Affiliated Transferee] [Sponsor Affiliated Transferee] for all purposes thereof.

ii)	Successors and Assigns. Except as otherwise provided herein, this Joinder Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns.

iii)
Notices. For purposes of Section 9.3 of the Investor Rights Agreement, all notices, demands or other communications to the Holder shall be directed to the address or email set forth on the signature page hereto.

iv)
Governing Law. This Joinder Agreement, and any claim, controversy or dispute arising under or related to this Joinder Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of Delaware. The parties hereto hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this JOINDER Agreement or the transactions contemplated thereby.

v)
Counterparts. This Joinder Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Joinder Agreement by facsimile, email or other electronic transmission (i.e., “pdf”) shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.

vi)
Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

vii)	Headings. The headings in this Joinder Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
[Signature Page Follows]
IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement to the Investor Rights Agreement as of the date first written above.

[•]

By: _______________________________
Name:
Title:

The foregoing Joinder Agreement to the Investor Rights Agreement is hereby confirmed and accepted as of the date first above written.

Infrastructure and Energy Alternatives, Inc.
(f/k/a M III Acquisition Corp.)
By: _______________________________
Name:
Title: